                                                               Exhibit 99.1

                                          5300 Town and Country Blvd., Suite 500
                                          Frisco, Texas 75034
                                          Telephone:  (972) 668-8800
                                          Contact:Roland O. Burns
                                                  Sr. Vice President and
                                                  Chief Financial Officer

                                          Web Site:   www.comstockresources.com

                                  NEWS RELEASE
--------------------------------------------------------------------------------

For Immediate Release

                        COMSTOCK RESOURCES, INC. APPOINTS
                           NEW INDEPENDENT ACCOUNTANTS

     FRISCO, TEXAS, April 26, 2002 -- Comstock Resources, Inc. ("Comstock" or
the "Company")(NYSE:CRK) announced today that the Audit Committee of Comstock's
Board of Directors has appointed KPMG LLP as the company's independent accountants for 2002. Prior to the selection of KPMG, Arthur Andersen LLP had served as the company's independent accountants. This appointment was based on a thorough evaluation process. "We look forward to working with KPMG as our new independent accountants," stated M. Jay Allison, Comstock's chairman and chief executive officer. "We value greatly the professional services provided by
Arthur Andersen over the years and appreciate the excellent work provided by their Dallas office."

     Comstock Resources, Inc. is a growing independent energy company based in
Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The company's stock is traded on the New York Stock Exchange under the symbol CRK.